Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE

For Immediate Release
October 21, 2003
Contact:
Jim Hausman
704.722.2410
Mark Hadley
704.722.3231

CT Communications Announces Third Quarter Results

CT Communications, Inc. (NASDAQ: CTCI) announces operating revenue for the quarter ended September 30, 2003 of $40.6 million, representing an increase of 10% compared to operating revenue of $37.0 million for the same period in 2002. This $3.6 million increase in operating revenue was primarily attributable to a $1.4 million increase in wireless revenue driven by a 13% increase in customers and an increase in network traffic, a $0.8 million increase in competitive local exchange carrier (CLEC) revenue driven by a 10% increase in access lines, a $0.8 million increase in incumbent telephone revenue driven primarily by an increase in sales of phone systems, a $0.4 million increase in Greenfield revenue driven by a 58% increase in Greenfield access lines, and a $0.2 million increase in internet and data revenue related to a 63% increase in digital subscriber lines (DSL).

Operating income for the third quarter of 2003 was $4.4 million, a 12% decrease from the $5.0 million in operating income reported in the third quarter of 2002. Factors driving this decrease in operating income include a $0.8 million reduction of higher margin access and interconnection revenues offset somewhat by lower margin phone system sales in the incumbent phone business, a $0.6 million increase in wireless customer acquisition costs associated with a 54% increase in wireless gross additions, a $0.4 million increase in pension and post retirement expenses and a $0.3 million increase in depreciation expense.

Other income was $0.5 million in the third quarter of 2003 compared to expense of $0.3 million in the third quarter of 2002. The $0.8 million increase in other income was due to a $0.8 million gain on sale of investments realized in the third quarter of 2003 primarily related to the sale of ITC Holding Company earlier this year, a $0.4 million increase in earnings from a cellular partnership and a $0.1 million reduction in interest expense offset somewhat by a $0.5 million write-down of investments.

Net income for the third quarter of 2003 was $3.1 million, or $0.17 per diluted common share, compared to a net loss of $0.5 million, or ($0.03) per diluted common share in the third quarter of 2002. The third quarter of 2002 net loss of $0.5 million included a loss from discontinued operations of $3.4 million.

For the nine months ended September 30, 2003, operating revenue was $119.3 million, a 9% increase compared to the same nine-month period in 2002. Operating income for the first three quarters of 2003 was $13.9 million, a 2% increase over the first three quarters of 2002. Net income for the first three quarters of 2003, which includes a gain on sale of our ITC Holding investment of $15.2 million, was $16.0 million compared to $4.9 million in the first three quarters of 2002.

“We continued our focus on improving cash flows from operations. In the third quarter, we saw significant growth in our wireless subscriber base, continued strength in DSL customer additions and encouraging early adoption of our primary line bundle offering, which should contribute to future cash flows from those businesses,” said Michael R. Coltrane, President and Chief Executive Officer at CT Communications, Inc.

Results by business unit:

•	ILEC – (“Concord Telephone”)

Concord Telephone’s operating revenue of $24.1 million for the third quarter of 2003 increased 3% from $23.3 million in the third quarter of 2002. Operating income for the third quarter of 2003 was $6.9 million, a 29% operating margin, compared to operating income of $7.6 million and a 33% operating margin for the third quarter of 2002. Driving this decrease in operating margin is a $0.4 million increase in pension and post retirement expenses and a decrease of $0.8 million in higher margin access and interconnection revenues offset somewhat by lower margin phone system sales. Concord Telephone ended the third quarter of 2003 with 116,214 access lines in service, a 3.7% decrease from the third quarter of 2002. Concord Telephone ended the third quarter of 2003 with 85,045 long distance lines, a 73% penetration of access lines.

•	CLEC – (“CTC Exchange Services”)

CTC Exchange Services’ operating revenue of $4.9 million for the third quarter of 2003 increased 22% compared to the third quarter of 2002 operating revenue of $4.0 million. Operating loss for the third quarter of 2003 was $0.4 million compared to an operating loss of $1.0 million for the third quarter of 2002. CTC Exchange Services ended the third quarter of 2003 with 28,756 access lines in service, a 10% increase over the third quarter of 2002. CTC Exchange Services ended the third quarter of 2003 with 14,922 long distance lines compared with 13,779 lines at the end of the third quarter of 2002.

•	Greenfield

Greenfield’s operating revenue of $1.5 million for the third quarter of 2003 increased 33% compared to $1.2 million in the third quarter of 2002. Operating loss for the third quarter of 2003 was $1.3 million, a negative 83% operating margin compared to an operating loss of $1.4 million and negative 117% operating margin for the third quarter of 2002. Greenfield ended the third quarter of 2003 with 9,109 access lines in service, a 58% increase over the third quarter of 2002. Greenfield ended the third quarter of 2003 with 4,154 long distance lines in service, an 88% increase over the end of the third quarter of 2002. Greenfield signed seven provider agreements in the third quarter of 2003 to end the quarter with 87 signed agreements representing an estimated 47,000 lines at completion of the projects.

•	Digital Wireless Service – (“CTC Wireless”)

CTC Wireless’ operating revenue of $7.5 million for the third quarter of 2003 increased 23% compared to $6.1 million in the third quarter of 2002. Contributing to the increase in wireless revenue was a $0.4 million increase in settlement revenue and a 13% growth in wireless subscribers. Operating income for the third quarter of 2003 was $0.2 million, a 2% operating margin, compared to $0.7 million and an 11% operating margin for the third quarter of 2002. Driving this decline in operating margin was a $0.6 million increase in customer acquisition costs related to a 54% increase in gross additions and the re-signing of existing customers to new contracts in advance of the implementation of number portability and a 35% increase in depreciation expense. CTC Wireless ended the third quarter with 36,778 post pay subscribers.

•	Internet & Data – (“CTC Internet Services”)

CTC Internet Services’ operating revenue of $2.6 million for the third quarter of 2003 increased 7% compared to $2.4 million in the third quarter of 2002. This $0.2 million increase in revenue was attributable to a 63% increase in DSL customers, partially offset by a decrease in dial-up and high-speed customers as well as an increase in service interruption credits for the quarter. Operating loss for the third quarter of 2003 was $0.4 million, a negative 17% operating margin, compared to an operating loss of $0.3 million and a negative 13% operating margin for the third quarter of 2002. CTC Internet Services ended the third quarter of 2003 with 9,591 DSL lines as compared to 5,874 lines at the end of the third quarter of 2002. Dial-up accounts decreased 10% to 11,535 and high-speed accounts decreased 11% to 536 at September 30, 2003 compared to September 30, 2002.

Future Period Guidance

We currently expect operating results to approximate the following during these future periods:

•	4th Quarter 2003

•	Revenue of $38 to $40 million

•	Operating income of $4.0 to $4.5 million

•	Consolidated earnings per share of $0.12 to $0.14

•	Capital expenditures of $6 to $8 million

•	Full Year 2003

•	Revenue of $157 to $159 million

•	Operating income of $18.0 to $18.5 million

•	Consolidated earnings per share of $0.97 to $0.99

•	Capital expenditures of $23 to $25 million

CT Communications will host a conference call to discuss the results of the third quarter on Wednesday, October 22, 2003 at 9:00 AM ET. You are invited to listen to the conference call that will be broadcast live over the Internet at www.ctc.net. If you are unable to listen during the live webcast, the call will be archived on the web site at www.ctc.net until November 30, 2003. Additionally, a replay of the call will be available until 11:30 AM ET on Friday, October 24th at 800-633-8284. Enter access number 21163316.

CT Communications, Inc. is headquartered in Concord, N.C. and is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance telephone services, Internet and data services and digital wireless services.

Certain statements contained in this press release are “forward-looking statements,” within the meaning of federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things, changes in industry conditions created by the Telecommunications Act of 1996 and related state and federal legislation and regulations, the impact of economic conditions related to financial performance of customers, business partners, competitors and peers within the telecommunications industry, the recovery of the substantial costs incurred over the past few years in connection with our expansion into new businesses, retention of our existing customer base and our ability to attract new customers, our ability to control pricing and product offerings in a highly competitive industry, the performance of our investments, rapid changes in technology, our ability to manage capital expenditures related to changes in technology, actions of our competitors, and the impact of economic and political events on our business, operating regions and customers, including terrorist attacks. In some cases, these forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “intend” or “potential” or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual events or results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission, including those matters summarized under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2002.

CT Communications, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except per share amounts)

		(Restated)
	Three Months Ended	Three Months Ended
	September 30, 2003	September 30, 2002	% Change

Operating Revenue
ILEC Services	$24,132	$23,344	3.4%
CLEC Services	4,911	4,041	21.5%
Greenfield Services	1,540	1,155	33.3%
Digital Wireless Services	7,468	6,053	23.4%
Internet & Data Services	2,552	2,376	7.4%

Total Operating Revenue	40,603	36,969	9.8%

Operating Expense
ILEC Services	17,207	15,760	9.2%
CLEC Services	5,311	5,085	4.4%
Greenfield Services	2,820	2,507	12.5%
Digital Wireless Services	7,302	5,403	35.1%
Internet & Data Services	2,988	2,679	11.5%
Other	594	580	2.4%

Total Operating Expense	36,222	32,014	13.1%

Operating Income	4,381	4,955	(11.6%)

Other Income (Expense)
Investment, Equity Method	1,787	1,436	24.4%
Gains, Interest, Dividends	858	13	—
Impairment On Investments	(460)	—	—
Other Expenses, Principally Interest	(1,682)	(1,730)	2.8%

Total Other Income (Expense)	503	(281)	279.0%

Pre-Tax Income From Continuing Operations	4,884	4,674	4.5%
Income Tax Expense	1,735	1,776	(2.3%)

Income From Continuing Operations	3,149	2,898	8.7%
(Loss) From Discontinued Operations, Net Of Tax	—	(3,416)	—

Net Income (Loss)	$3,149	($518)	707.9%

Weighted Average Diluted Shares	18,853	18,713
Earnings (Loss) Per Diluted Common Share	$0.17	($0.03)

CT Communications, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except per share amounts)

		(Restated)
	Nine Months Ended	Nine Months Ended
	September 30, 2003	September 30, 2002	% Change

Operating Revenue
ILEC Services	$71,232	$70,471	1.1%
CLEC Services	14,759	11,361	29.9%
Greenfield Services	4,417	2,857	54.6%
Digital Wireless Services	21,149	17,899	18.2%
Internet & Data Services	7,695	7,162	7.4%

Total Operating Revenue	119,252	109,750	8.7%

Operating Expense
ILEC Services	50,057	47,462	5.5%
CLEC Services	15,955	16,109	(0.9%)
Greenfield Services	8,236	6,756	21.9%
Digital Wireless Services	19,389	15,473	25.3%
Internet & Data Services	8,904	8,749	1.8%
Other	2,852	1,571	81.5%

Total Operating Expense	105,393	96,120	9.6%

Operating Income	13,859	13,630	1.7%

Other Income (Expense)
Investment, Equity Method	4,235	3,296	28.5%
Gains, Interest, Dividends	16,122	4,801	235.8%
Impairment On Investments	(1,744)	(704)	147.7%
Other Expenses, Principally Interest	(5,558)	(4,627)	20.1%

Total Other Income (Expense)	13,055	2,766	372.0%

Pre-Tax Income From Continuing Operations	26,914	16,396	64.1%
Income Tax Expense	10,501	6,396	64.2%

Income From Continuing Operations	16,413	10,000	64.1%
(Loss) From Discontinued Operations, Net Of Tax	(424)	(5,104)	(91.7%)

Net Income	$15,989	$4,896	227.0%

Weighted Average Diluted Shares	18,791	18,763
Earnings Per Diluted Common Share	$0.85	$0.26

CT Communications, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2003	December 31, 2002

ASSETS
Cash and Cash Equivalents	$16,825	$7,652
Accounts Receivable and Unbilled Revenue, Net	21,000	22,289
Income Tax Receivable	489	3,007
Other Assets	5,457	5,696

Current Assets	43,771	38,644

Investment Securities	5,387	4,521
Investments in Unconsolidated Companies	14,630	14,587
Property, Plant and Equipment, Net	209,388	214,421
Other Assets	47,889	66,591

TOTAL ASSETS	$321,065	$338,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$7,839	$8,632
Customer Deposits	2,371	2,593
Other Accrued Liabilities	16,434	12,363
Liabilities of Discontinued Operations	1,213	1,645

Current Liabilities	27,857	25,233

Long-Term Debt	86,000	127,697
Deferred Credits and Other Liabilities	33,169	25,633
Stockholders’ Equity	174,039	160,201

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$321,065	$338,764

CT Communications, Inc.
Customer Information

	September 30, 2003	September 30, 2002	% Change

ILEC Access Lines
Business Lines	29,263	31,434	(6.9%)
Residential Lines	86,951	89,304	(2.6%)

Total ILEC Lines	116,214	120,738	(3.7%)

CLEC Access Lines	28,756	26,202	9.7%

Greenfield Access Lines	9,109	5,757	58.2%

Total Wired Access Lines	154,079	152,697	0.9%

Wireless Subscribers	36,778	32,668	12.6%

Long Distance Lines
In ILEC	85,045	84,944	0.1%
In CLEC	14,922	13,779	8.3%
In Greenfield	4,154	2,214	87.6%

Total Long Distance Lines	104,121	100,937	3.2%

Internet Access Customers
Dial-Up	11,535	12,887	(10.5%)
DSL Lines	9,591	5,874	63.3%
High Speed	536	599	(10.5%)

Total Internet Access Customers	21,662	19,360	11.9%

Greenfield Projects

		Estimated Lines
	# Lines In Service	At Completion	# Of Projects

By Year Signed
1999	1,326	1,516	2
2000	3,605	11,947	18
2001	2,872	14,062	29
2002	1,292	13,246	24
2003	14	6,188	14

Totals	9,109	46,959	87

By Type
Mall	2,356	2,800	3
Single Family Homes	3,716	34,748	46
Multi-Dwelling Units	2,617	8,620	33
Business	420	791	5

Totals	9,109	46,959	87

CT Communications, Inc.
Other Selected Financial Data
(unaudited, in thousands)

Capital Expenditures

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

ILEC	$2,712	$4,172	$8,887	$12,936
CLEC	242	532	707	2,118
Greenfield	996	3,046	3,148	7,877
Wireless	784	1,302	965	3,906
Internet	639	514	1,954	1,367
Other	1,053	614	1,791	9,298

Total	$6,426	$10,180	$17,452	$37,502

% of Revenues	15.8%	27.5%	14.6%	34.2%

Depreciation Expense

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

ILEC	$4,990	$5,163	$15,442	$15,010
CLEC	635	568	1,721	1,630
Greenfield	659	531	2,074	1,430
Wireless	450	333	1,250	811
Internet	540	431	1,512	1,222
Other	331	234	993	445

Total	$7,605	$7,260	$22,992	$20,548